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                                                               Exhibit 10.145

                              AMENDMENT NUMBER ONE
                         TO PURCHASE AND SALE AGREEMENT


         This Amendment Number One to that certain Purchase and Sale Agreement (the "Agreement") dated as of the 31st day of December 2001 between and among CASTLE ENERGY CORPORATION, a corporation organized and existing under the laws of Delaware ("Castle"), CASTLE EXPLORATION COMPANY, INC., a corporation organized and existing under the laws of Pennsylvania ("CECI"), CEC, INC., a corporation organized and existing under the laws of Delaware ("CEC") and CASTLE PIPELINE COMPANY, a corporation organized and existing under the laws of Texas ("CPC") (collectively, the "Sellers") and DELTA PETROLEUM CORPORATION, a corporation organized and existing under the laws of Colorado ("Delta") and DELTA EXPLORATION COMPANY, INC., a corporation organized and existing under the laws of Colorado ("DECI") (collectively, the "Buyers") is made and entered into the 14th day of March, 2002.

         All capitalized terms utilized herein and not otherwise defined in this Amendment Number One shall have the meanings ascribed to them in the Agreement.

         WHEREAS, a question has arisen as to the intent of the Parties with respect to the control of Delta under Generally Accepted Accounting Principles ("GAAP") after the transactions contemplated by the Agreement are consummated; and

         WHEREAS, the Parties wish to clarify their intent with respect to the control of Delta to the end that Delta shall be deemed to be the acquiror under GAAP after the transactions contemplated by the Agreement are consummated;

         NOW, THEREFORE, in consideration of the mutual covenants made herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree that Sections 2.6 and 9.7 of the Agreement are hereby amended to read as follows:

         2.6 Bridge Note. It is the expectation of the Parties that Buyers will obtain bank financing that will allow them to pay to Sellers the entire Money Payment of the Adjusted Purchase Price at Closing. Notwithstanding the above, should the anticipated bank loan amount to Buyers be less than the entire amount of the Money Payment of the Adjusted Purchase Price (such difference being referred to as the "Lending Shortfall"), by written notice to Sellers not less than fifteen (15) days prior to Closing, Buyers may elect to issue to Sellers a promissory note in the amount of the Lending Shortfall in the form attached and made a part hereof as Exhibit M (the "Bridge Note"). Except to the extent set forth below with respect to payments in shares of Delta stock that would cause Sellers to own more than 49.9% of Delta's issued and outstanding shares, the Bridge Note shall be payable to Sellers on or before two hundred seventy (270) days following Closing, accruing interest at eight percent (8%) per annum, payable in either cash or shares of the common stock of Delta, at the option of Buyers, the value of such stock being fixed at Three Dollars ($3.00) per share; provided, however that payment in shares shall be subject to the limitation that in no event shall Sellers be permitted to own more than 49.9% of Delta's issued and outstanding shares after taking into account portions of the Bridge Note to be paid in Delta stock. If Buyers have neither paid all principal and accrued interest on the Bridge Note nor made a written election to pay the Bridge Note in either cash or shares by close of business on the maturity date of the Bridge Note, Sellers shall, subject to the limitation that in no event shall Sellers be permitted to own more than 49.9% of Delta's issued and outstanding shares after taking into account portions of the Bridge Note to be paid in Delta stock, have the option to


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present the note for payment in either cash or shares of Delta common stock. In the event that the Bridge Note is to be paid in shares and the payment of the full amount due would result in the Sellers owning more than 49.9% of Delta's then issued and outstanding shares after taking into account portions of the Bridge Note to be paid in Delta stock, Buyers shall reduce the amount due under the Bridge Note by issuing the maximum number of Delta shares to Sellers that is possible without causing the Sellers to own more than 49.9% of Delta's issued and outstanding shares after taking into account portions of the Bridge Note to be paid in Delta stock, and shall receive credit for payment of amounts due at the value stated above, and any remaining amounts due shall continue to be due and payable in either cash or shares of the common stock of Delta as soon as it is possible for Delta to issue sufficient shares to cover the remaining amount due under the Bridge Note without Buyer's ownership of Delta's common stock exceeding 49.9%.

         9.7 Ownership and Voting of Delta Shares. Castle covenants and agrees that in no event shall it directly or indirectly own or have voting or investment power over more than 49.9% of Delta's issued and outstanding shares. It is the intent of the Parties that Delta be deemed to be the acquiror under Generally Accepted Accounting Principles and the Parties agree in advance that Castle will limit or delay its representation on Delta's Board of Directors to the extent that such limitation or delay is necessary to assure that Castle is not deemed to be the acquiror under GAAP as the direct or indirect result of the transactions contemplated hereby. Further, during the period that Castle holds any Delta shares issued to it pursuant to the transaction, Castle will not attempt to take any further control of Delta in any manner that is not specifically endorsed in writing by Delta's board of directors, it will not demand that any special meeting of Delta's shareholders be held, it will not submit any matter to be voted upon by the shareholders of Delta that has not been previously recommended by Delta's board of directors, it will vote in favor of all nominees for directors, it will vote the Delta shares issued to it pursuant to this transaction in favor of any matters recommended by Delta's board of directors relating to the settlement of any and all disputes concerning Delta's offshore California properties (to the extent required) and it will generally endeavor to support actions recommended to Delta's shareholders by Delta's board of directors. Notwithstanding the foregoing, Castle shall have the right in its sole and absolute discretion to vote in any manner that it may choose with respect to any transaction, merger or sale of assets that requires a vote of Delta's shareholders under Colorado law.

         The Agreement shall remain unchanged in all other respects.

         EXECUTED as of the date first above stated, but made effective as of the Effective Time. SELLERS:

         CASTLE ENERGY CORPORATION

         By /s/   William C. Liedtke, III
                  --------------------------------------
                  William C. Liedtke, III
                  Vice President and General Counsel

         CASTLE EXPLORATION COMPANY, INC.



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         By /s/   William C. Liedtke, III
                  --------------------------------------
                  William C. Liedtke, III
                  Vice President and General Counsel

         CEC, INC.

         By /s/   William C. Liedtke, III
                  --------------------------------------
                  William C. Liedtke, III
                  Vice President and General Counsel

         CASTLE PIPELINE COMPANY

         By /s/   William C. Liedtke, III
                  --------------------------------------
                  William C. Liedtke, III
                  Vice President and General Counsel

BUYERS:

         DELTA PETROLEUM CORPORATION

         By /s/   Roger A. Parker
                  --------------------------------------
                  Roger A. Parker
                  President and Chief Executive Officer

         DELTA EXPLORATION COMPANY, INC.

         By /s/   Roger A. Parker
                  --------------------------------------
                  Roger A. Parker
                  President and Chief Executive Officer



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                                 PROMISSORY NOTE

Date: __________________
Principal Amount: __________________ US Dollars (US$ ____________.00)

Promise to Pay. For value received, the undersigned Delta Petroleum Corporation, a Colorado corporation ("Delta"), agrees to the terms of this Note and on or before Two Hundred Seventy (270) days from the date hereof (the "Maturity Date") promises to pay to the order of Castle Energy Corporation (the "Payee") either by wire transfer or other immediately available funds to the account or accounts designated by the Payees, the Principal Amount of this Note together with interest at the rate of eight percent (8%), per annum due according to the payment terms stated in this Note. Interest on this Note is payable at the Maturity Date, or the date of prepayment, if any, in arrears and is calculated on the actual number of days elapsed on a basis of a 360 day year unless otherwise indicated above. For purposes of computing interest and determining the date principal and interest payments are received, all payments will be deemed made only when received in collected funds. Payments are applied first to accrued and unpaid interest and other charges, and then to unpaid Principal Amount. In this Note, "Delta" includes any party liable under this Note, including endorsers, co-makers, guarantors and otherwise, and "Payee" includes all subsequent holders.

Purchase and Sale Agreement and Amendment Number One thereto. All parties signing below acknowledge receiving a completed copy of this Note and related documents, including that certain Purchase and Sale Agreement dated December 31, 2001 between and among Payee, Castle Exploration Company, Inc., a corporation organized and existing under the laws of Pennsylvania, CEC, Inc., a corporation organized and existing under the laws of Delaware, and Castle Pipeline Company, a corporation organized and existing under the laws of Texas (collectively, the "Sellers") and Delta and Delta Exploration Company, Inc., a corporation organized and existing under the laws of Colorado (collectively, the "Buyers") (the "Purchase and Sale Agreement") which contains the complete and entire agreement between Payees and any party liable for payment under this Note.

Prepayment. Except as otherwise provided in this Note, Delta shall have the right to prepay all or any part of principal due under this Note at any time without penalty.

Acceleration. At option of Payee, the unpaid balance of this Note and all other obligations of Delta to Payee, whether direct or indirect, absolute or contingent, now existing or later arising, shall become immediately due and payable on demand, if a receiver is appointed over all or part of any Delta's property, or Delta makes an assignment for the benefit of creditors, files for relief under any bankruptcy or insolvency laws, or becomes subject to an involuntary proceeding under such laws, or if an interest payment is not made hereunder and such failure is not cured within 30 days. Any interest amount not paid when due shall earn interest at twelve percent (12%) per annum on the full amount of the Loan until paid.

Additional Provisions. No waiver by Payee of any payment or other right under this Note or any related agreement or documentation shall operate as a waiver of any other payment or right. Delta waives presentment, notice of acceleration, notice of dishonor and protest and consent to substitutions, releases and failure to perfect as to collateral, if any, and to additions or releases of any debtor. This Note and the obligations evidenced by it are to be construed and governed by the laws of Texas. No variation, condition, modification, change or amendment to this Note or related documents shall be binding unless in writing and signed by all parties. No legal relationship is created by the execution of this Note and related documents except that of debtor and creditor or as stated in writing. Delta agrees to pay reasonable cost of enforcing this Note and to pay reasonable attorney's fees incurred by Payee in such enforcement.

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DELTA:

Delta Petroleum Corporation


By:
     Roger A. Parker President